UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CYS Investments, Inc.

(Exact name of registrant as specified in its charter)

Maryland	20-4072657
(State of incorporation or organization)	(IRS Employer Identification No.)

890 Winter Street, Suite 200 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.75% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): File No. 333-174163

Securities registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Registrant’s 7.75% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, contained under the caption “Description of the Series A Preferred Stock” is set forth in the Registrant’s Prospectus Supplement dated July 27, 2012, as filed with the Securities and Exchange Commission (the “Commission”) on July 30, 2012, pursuant to Rule 424(b) under the Securities Act of 1933 and under the heading “Description of Preferred Stock” in the accompanying prospectus that constitutes a part of the Registrant’s Shelf Registration Statement on Form S-3 (File No. 333-174163), filed with the Commission on May 13, 2011, which information is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1*	Articles of Amendment and Restatement of CYS Investments, Inc.

3.2**	Amended and Restated Bylaws of CYS Investments, Inc.

3.3***	Articles Supplementary to the Articles of Amendment and Restatement of CYS Investments, Inc. classifying and designating the 7.75% Series A Cumulative Redeemable Preferred Stock

3.4***	Specimen 7.75% Series A Cumulative Redeemable Preferred Stock Certificate

*	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2011.
**	Incorporated by reference to the Registrant’s Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File No. 333-142236).
***	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CYS INVESTMENTS, INC.

Date: August 2, 2012	By:	/s/ Thomas A. Rosenbloom
Thomas A. Rosenbloom
Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Articles of Amendment and Restatement of CYS Investments, Inc.

3.2**	Amended and Restated Bylaws of CYS Investments, Inc.

3.3***	Articles Supplementary to the Articles of Amendment and Restatement of CYS Investments, Inc. classifying and designating the 7.75% Series A Cumulative Redeemable Preferred Stock

3.4***	Specimen 7.75% Series A Cumulative Redeemable Preferred Stock Certificate

*	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2011.
**	Incorporated by reference to the Registrant’s Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File No. 333-142236).
***	Filed herewith.

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